EXHIBIT 10.3.3

IRONWOOD PHARMACEUTICALS, INC.

Restricted Stock Unit Award Notice

Restricted Stock Unit Award under the

Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan

Name and Address of Participant:

Award Number:

Plan:  2010 Plan

Ironwood Pharmaceuticals, Inc. (the “Company”) hereby grants to the above-named Participant an award of restricted units of Class A Common Stock of the Company (the “Award”), subject to the additional terms and conditions in the Restricted Stock Unit Agreement and the Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (the “2010 Plan”) which are delivered concurrently herewith and incorporated by reference, as follows:

Grant Date:

Total Number of Restricted Stock Units Subject to this Award (the “Restricted Stock Units):

Vest Dates:

Vesting Schedule:  Unless earlier terminated, forfeited, relinquished or expired, the Award shall vest as follows, provided in each case that the Participant has remained in continuous service as an Employee, director or Consultant of the Company or of an Affiliate from the Grant Date through the applicable Vest Date:

By your acceptance of this Award, you acknowledge receipt of this Restricted Stock Unit Award Notice, the Restricted Stock Unit Agreement, the 2010 Plan (collectively, the “Award Documents”) and the prospectus for the 2010 Plan, and you further agree to be bound by all of the terms and conditions of the Award Documents.

IRONWOOD PHARMACEUTICALS, INC.

By:
Name:
Title:

RESTRICTED STOCK UNIT AGREEMENT

IRONWOOD PHARMACEUTICALS, INC.

AGREEMENT (together with the Restricted Stock Unit Award Notice, the “Agreement”) made as of the date of grant set forth in the attached Restricted Stock Unit Award Notice (the “Grant Date”), between Ironwood Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the attached Restricted Stock Unit Award Notice (the “Participant”) pursuant to and subject to the terms of the Ironwood Pharmaceuticals, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (as amended from time to time, the “Plan”).

WHEREAS, the Company has adopted the Plan to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant restricted units of Common Stock (“Restricted Stock Units”) in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Grant of Restricted Stock Units.  The Company hereby grants to the Participant on the Grant Date an award for the number of Restricted Stock Units indicated on the attached Restricted Stock Unit Award Notice (the “Award”) consisting of the right to receive, on the terms provided herein and in the Plan, one share of Common Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 20 of the Plan in respect of transactions occurring after the date hereof.

2.                                      Vesting.  The term “vest” as used herein with respect to any Restricted Stock Unit means the lapsing of the forfeiture rights described herein with respect to such Restricted Stock Unit.  Unless earlier terminated, forfeited, relinquished or expired, the Award shall vest as indicated on the attached Restricted Stock Unit Award Notice, provided in each case that the Participant has remained in continuous service as an Employee, director or Consultant of the Company or of an Affiliate from the Grant Date through the applicable vesting date.

3.                                      Forfeiture Rights.  If the Participant’s service as an Employee, director, or Consultant of the Company or of an Affiliate ceases for any reason other than the death of the Participant, any then outstanding and unvested Restricted Stock Units acquired by the Participant hereunder shall be automatically and immediately forfeited.  In the event of the death of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, the outstanding and unvested Restricted Stock Units acquired by the Participant hereunder will accelerate and vest in full upon the Participant’s death. No later than the date thirty (30) days prior to the first vesting date set forth on the attached Restricted

Stock Unit Award Notice, the Participant must activate his/her Company stock plan account with Agent (as defined below).  If the Participant fails to activate such account in accordance with the foregoing sentence, the Participant hereby acknowledges and agrees that the Company may, in its sole discretion and without notice, terminate and cancel the Restricted Stock Units and the Award in their entirety, such cancellation to be deemed a forfeiture of the Restricted Stock Units and the Award by the Participant.

4.                                      Delivery of Common Stock.  The Company shall deliver to the Participant as soon as practicable upon the vesting of the Award (or any portion thereof), but in all events no later than thirty (30) days following the date on which Restricted Stock Units vest (or no later than seventy-five (75) days following the date on which such Restricted Stock Units vest in the event of the Participant’s death), one share of Common Stock with respect to each such fully vested Restricted Stock Unit, subject to the terms of the Plan and this Agreement.  No fractional shares shall be issued.

5.                                      Dividends, etc.  The Participant shall have the rights of a shareholder with respect to a share of Common Stock subject to the Award only at such time, if any, as such share is actually delivered under the Award.  Without limiting the generality of the foregoing and for the avoidance of doubt, the Participant shall not be entitled to vote any share of Common Stock subject to the Award or to receive or be credited with any dividend or other distribution declared and payable on any such share unless such share has been actually delivered hereunder and is held by the Participant on the record date for such vote or dividend (or other distribution), as the case may be.

6.                                      Nontransferability, etc.  Except as set forth in Section 13 of the Plan, neither the Award nor the Restricted Stock Units may be transferred, assigned, pledged or hypothecated in any way. In the event the Award or the Restricted Stock Units are transferred, or in the event a spouse or domestic partner has or is deemed to have any community property rights with respect to the Award or the Restricted Stock Units, the transferee, spouse, or domestic partner, as applicable, will be subject to and bound by all terms and conditions of this Agreement and the Plan.

7.                                      Certain Tax Matters; Sell to Cover.

(a)                                 The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued shares of Common Stock upon the vesting of the Award (or any portion thereof), are subject to the Participant’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any, relating to the Award (the “Withholding Obligation”).

(b)                                 By accepting this Award, the Participant hereby acknowledges and agrees that he or she elects to sell shares of Common Stock issued in respect of the Award and to allow the Agent to remit the cash proceeds of such sale to the Company (“Sell to Cover”) to satisfy the Withholding Obligation, to the extent that the Company chooses to satisfy the Withholding Obligation by such means.

(c)                                  If the Withholding Obligation is satisfied through a Sell to Cover, the Participant hereby irrevocably appoints E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as the Participant’s agent (the “Agent”), and the Participant authorizes and directs the Agent to: (i) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the date on which the shares of Common Stock are delivered to the Participant pursuant to Section 4 hereof in connection with the vesting of the Restricted Stock Units, the number (rounded up to the next whole number) of shares of Common Stock sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of the Restricted Stock Units and the related issuance and delivery of shares of Common Stock to the Participant and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; (ii) remit directly to the Company the proceeds from the sale of the shares of Common Stock referred to in clause (i) above necessary to satisfy the Withholding Obligation; (iii) retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the shares of Common Stock referred to in clause (i) above; and (iv) maintain any remaining funds from the sale of the shares of Common Stock referred to in clause (i) above in the Participant’s account with the Agent. The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold to satisfy the Participant’s obligations hereunder and to otherwise effect the purpose and intent of this Agreement and satisfy the rights and obligations hereunder.

(d)                                 The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Common Stock at any particular price under a Sell to Cover and that the Agent may affect sales under any Sell to Cover in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. The Participant further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with any Sell to Cover or transaction contemplated by this Section 7 and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  In addition, the Participant acknowledges that it may not be possible to sell shares of Common Stock as provided for in this Section 7 due to various circumstances. If it is not possible to sell shares of Common Stock in a Sell to Cover, the Company will assist the Participant in determining additional alternatives available to the Participant.  In the event of the Agent’s inability to sell shares of Common Stock, the Participant will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be paid or withheld with respect to the Restricted Stock Units or the Award.  In such event, or in the event that the Company determines that the cash proceeds from a Sell to Cover are insufficient to meet the Withholding Obligation, the Participant authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligations under the preceding provisions of this Section.

(e)                                  The Participant hereby agrees to execute and deliver to the Agent or the Company any other agreements or documents as the Agent or the Company reasonably deem necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, any agreement intended to ensure the Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 7 to sell Common Stock to satisfy the Withholding Obligation comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Agent is a third-party beneficiary of this Section 7.

(f)                                   The Participant’s election to Sell to Cover to satisfy the Withholding Obligation is irrevocable.  Upon acceptance of the Award, the Participant has elected to Sell to Cover to satisfy the Withholding Obligation, and the Participant acknowledges that he or she may not change this election at any time in the future.

(g)                                  The Participant expressly acknowledges that because the Award consists of an unfunded and unsecured promise by the Company to deliver Common Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

8.                                      Plan; Form S-8 Prospectus.  The Participant acknowledges having received and reviewed a copy of the Plan and the prospectus required by Part I of Form S-8 relating to shares of Common Stock that may be issued under the Plan.

9.                                      Section 409A of the Code.  This Agreement shall be interpreted and administered in such a manner that all provisions relating to the grant and settlement of the Award are exempt from the requirements of Section 409A of the Code.

10.                               No Obligation to Maintain Relationship.  The Company is not by the Plan or this Award obligated to continue the Participant as an Employee, director or Consultant of the Company or an Affiliate.  The Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Restricted Stock Units is a one-time benefit which does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when restricted stock units shall be granted, the number of shares subject to restricted stock unit award, and the vesting terms, will be at the sole discretion of the Company; (d) that the Participant’s participation in the Plan is voluntary; (e) that the value of the Restricted Stock Units is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (f) that the Restricted Stock Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11.                               Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.                               Benefit of Agreement.  Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

13.                               Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County or the federal courts of the United States for the District of Massachusetts.

14.                               Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

15.                               Entire Agreement.  The Plan is incorporated herein by reference. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement; provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

16.                               Modifications and Amendments; Waivers and Consents.  The terms and provisions of this Agreement may be modified or amended as provided in the Plan.  Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

17.                               Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.                               Data Privacy.  By entering into this Agreement, the Participant: (a) authorizes the Company, and any agent of the Company administering the Plan or providing Plan record keeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of the Award and the administration of this Agreement and the Plan, (b) waives any data privacy rights he or she may have with respect to such information, and (c) authorizes the Company to store and transmit such information in electronic form.

19.                               Acknowledgments.  The Participant hereby consents to receive Plan documentation by electronic delivery and to participate in the Plan through an online system designated by the Company. By accepting the Award through electronic means, the Participant agrees to be bound by, and agrees that the Award is, and the Restricted Stock Units are, subject in all respects to, the terms of this Agreement and the Plan.  The Participant further acknowledges and agrees that (a) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder, and (b) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is accepted by the Participant.  The Participant further acknowledges and agrees that unless the Participant notifies the Company in writing that he or she does not accept his or her Award before the first vesting date, he or she will be deemed to have accepted the Award as of the Grant Date, and to be bound by, and have the Award and Restricted Stock Units be subject in all respects to, the terms of this Agreement and the Plan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]